Exhibit 99.4

SPIRIT AEROSYSTEMS, INC.
OFFER TO EXCHANGE
$300,000,000
6 3/4% SENIOR NOTES DUE 2020
FOR
6 3/4% SENIOR NOTES DUE 2020
WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Unconditionally Guaranteed by:

Spirit AeroSystems Holdings, Inc.
Spirit AeroSystems Finance, Inc.
Spirit AeroSystems International Holdings, Inc.
Spirit AeroSystems Investco, LLC
Spirit AeroSystems North Carolina, Inc.
Spirit AeroSystems Operations International, Inc.
Spirit Defense, Inc.

To Our Clients:

Enclosed for your consideration is a prospectus dated          , 20  (the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Spirit AeroSystems, Inc. (the “Company”) to exchange its 6 3/4% Senior Notes due 2020 which have been registered under the Securities Act of 1933, as amended, for a like principal amount of the issued and outstanding 6 3/4% Senior Notes due 2020 (the “Original Notes”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in a Registration Rights Agreement, dated as of November 18, 2010, among the Company, the Guarantors (as defined therein) and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several initial purchasers of the Original Notes named therein.

This material is being forwarded to you as the beneficial owner of the Original Notes held by us for your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on          , 20  , unless extended by the Company in its sole discretion. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Original Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section entitled “The Exchange Offer” under the heading “Conditions to the Exchange Offer.”

3. The tendering holder will be required to pay any transfer taxes in connection with the Exchange Offer as described in the Instructions in the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on          , 20  , unless extended by the Company in its sole discretion.

If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Spirit AeroSystems, Inc. with respect to the Original Notes.

This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Please tender the Original Notes held by you for my account as indicated below.

Original Notes
Aggregate Principal Amount of Original Notes Tendered

☐ Please do not tender any Original Notes held by you for my account.

Dated:          , 20

Signature(s):

Please print name(s) here:

Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.

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